Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (2) THE COMPANY IS PROVDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSACTION IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. NO TRANSFER OF ANY INTEREST IN THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE EFFECTED WITHOUT FIRST SURRENDERING THIS NOTE TO THE COMPANY OR ITS TRANSFER AGENT.

PEAK BIO, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$	December __, 2023

FOR VALUE RECEIVED, Peak Bio, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [_______________](together with his, her, or its permitted successors and assigns, hereinafter referred to as the “Investor”), the principal sum of [___________________________] ($___________) (the “Principal”) together with interest thereon from the date of this note (this “Note”). Interest shall accrue on the unpaid principal balance of this Note at a rate equal to ten percent (10%) per annum. This Note is issued together with other Notes pursuant to that certain Convertible Note Subscription Agreement of even date herewith by and between the Company and the Investors named therein (the “Subscription Agreement”) and capitalized terms not defined herein will have the meanings set forth in the Subscription Agreement.

1. Payment. All payments will be made in lawful money of the United States of America by same day wire transfer of immediately available funds to an account designated by Investor in writing to the Company at least five (5) business days prior to the date of any payment. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. The principal and interest may be prepaid by the Company by check wire transfer to the Investor.

2. Maturity Date. The aggregate unpaid principal amount of this Note, plus all accrued and unpaid total interest thereon, shall be due and payable on the 12-month anniversary of the Closing Date (the “Maturity Date”).

3. No Security Interest. This Note is an unsecured obligation of the Company and the Investor does not have any security interest in any of the assets of the Company or payment priority to any lender holding a security interest.

4. Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

a)

The Company shall fail to pay, when due, any principal, interest, or other sums payable under either this Note or the Subscription Agreement, which failure shall continue for a period of ten (10) days;

b)

The breach by the Company of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section 4), and the continuance of such default for a period of ten (10) days after there has been given to the Company by the Investor a written notice specifying such default and requiring it to be remedied;

c)	The breach by the Company of any material covenant, agreement, representation or warranty of the Company contained in Section 5 of the Subscription Agreement;

d)

The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

e)

The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors; or

f)

The Company seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company;

g)

Any cessation of operations by the Company or the Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due; or

h)

The Company attempts to assign this Note without the prior written consent of the Investor or consolidates with or merges into any other entity or transfers all or substantially all of its assets to any person or entity by operation of law or otherwise.

5. Remedies. If any Event of Default described in Section 4 occurs, then the Note will become immediately due and payable without notice or presentment, and until such amounts as are due and payable on the Note is paid, the rate of Interest will be increased from 10% per annum to 12% per annum.

6. Automatic Conversion Upon a Business Combination.

(a) If a Business Combination occurs while this Note is outstanding, then the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert into Common Stock immediately prior to the closing of the Business Combination at the Conversion Price.

(b) No fractional shares shall be issued upon conversion of this Note. The number of shares to be issued to the Investor upon conversion of this Note shall be rounded up to the nearest whole share. Upon conversion of this Note in full, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(c) In the event of a Business Combination, the Company will provide the Investor (and on request, its legal advisor) with notice at the address(es) provided on the signature page hereto (or such other address provided by the Investor in writing) specifying the date on which any such Business Combination is expected to occur.

7. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Business Combination” means any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock of the Company is converted into or exchanged for securities of another entity (the “Surviving Company”) that are traded on a Public Exchange (the “Surviving Company Securities”).

“Conversion Price” means the price per share for the Company’s Common Stock determined by reference to the purchase price payable in connection with such Business Combination, multiplied by the Discount Rate, where the price per share of the Common Stock is determined by reference to the 30-day volume weighted average price of the Surviving Company Securities on the Public Exchange immediately prior to conversion and the exchange ratio (the “Exchange Ratio”) used in the Business Combination.

“Discount Rate” means 70%.

~~“Public Exchange” means~~ the Nasdaq Stock Market, the New York Stock Exchange or another public exchange or marketplace approved by the Company’s Board of Directors.

8. Optional Conversion if a Business Combination Does Not Occur.

(a) If a Business Combination does not occur prior to the Maturity Date and if the Company’s Common Stock is listed on a Public Exchange as of such date, then the Investor has the right, at the Investor’s option, to convert the outstanding principal amount of this Note and all accrued and unpaid interest on this Note immediately prior to such optional conversion into fully paid and nonassessable shares of Common Stock at a price equal to the 30-day volume weighted average price of the Company’s Common Stock on the Public Exchange on which it is traded multiplied by 90%.

(b) Before the Investor shall be entitled to convert this Note into shares of Common Stock pursuant to Section 8(a), the Investor shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company of the election to convert the same pursuant to Section 8(a) and shall state therein the amount of the unpaid principal amount of this Note to be converted. Upon such conversion of this Note, the Investor hereby agrees to execute and deliver to the Company a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions. No fractional shares shall be issued upon conversion of this Note. The number of shares to be issued to the Investor upon conversion of this Note shall be rounded up to the nearest whole share. Upon conversion of this Note in full, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

9. Miscellaneous.

(a) Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and permitted assigns of the parties hereto. Any transfer of this Note may be effected only pursuant to the Subscription Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee.

(b) Waiver and Amendment. Any provision of this Note, and the Notes may be amended, waived or modified only upon the written consent of the Company and Investors holding more than 50% of the aggregate outstanding principal amount of all Notes on the date of such amendment, waiver or modification; provided however, that no such amendment, waiver or modification shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.

(c) Limitation on Interest. In no event will any interest charged, collected, or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Investor as a payment of principal.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration, or notice of any other kind except as expressly provided in the Subscription Agreement.

PEAK BIO, INC.

By: Stephen LaMond
Its: Interim Chief Executive Officer

AGREED AND ACKNOWLEDGED:

HOLDER:

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